Exhibit 10.8

EXECUTION VERSION

AFFILIATE GUARANTY

Dated as of March 31, 2015

Re:	$47,500,000 3.20% Senior Notes, Series A-1A, due December 4, 2022
$47,500,000 3.20% Senior Notes, Series A-1B, due December 4, 2022
$40,000,000 3.35% Senior Notes, Series A-2A, due December 4, 2024
$40,000,000 3.35% Senior Notes, Series A-2B, due December 4, 2024
$12,500,000 3.55% Senior Notes, Series A-3A, due December 4, 2027
$12,500,000 3.55% Senior Notes, Series A-3B, due December 4, 2027

of

STERIS CORPORATION

TABLE OF CONTENTS

(Not a part of the Agreement)

AFFILIATE GUARANTY

Re:	$47,500,000 3.20% Senior Notes, Series A-1A, due December 4, 2022
$47,500,000 3.20% Senior Notes, Series A-1B, due December 4, 2022
$40,000,000 3.35% Senior Notes, Series A-2A, due December 4, 2024
$40,000,000 3.35% Senior Notes, Series A-2B, due December 4, 2024
$12,500,000 3.55% Senior Notes, Series A-3A, due December 4, 2027
$12,500,000 3.55% Senior Notes, Series A-3B, due December 4, 2027

This AFFILIATE GUARANTY dated as of March 31, 2015 (the or this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

R E C I T A L S

A. Each Guarantor is an affiliate of STERIS Corporation, an Ohio corporation (the “Company”).

B. In order to refinance certain debt and for general corporate purposes, the Company entered into those certain Note Purchase Agreements dated as of December 4, 2012 (as amended, the “Original Note Purchase Agreements”) between the Company and each of the purchasers party thereto providing for, inter alia, the issue and sale by the Company of $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A-1A, due December 4, 2022, $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A-1B, due December 4, 2022, $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A-2A, due December 4, 2024, $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A-2B, due December 4, 2024, $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A-3A, due December 4, 2027, and $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A-3B, due December 4, 2027 (collectively, the “Original Series A Notes”).

C. The Company and the Holders have agreed to (i) enter into that certain First Amendment dated as of                     , 2015 to the Original Note Purchase Agreements (the “First Amendment”), pursuant to which the Amended and Restated Note Purchase Agreement dated as of                     , 2015 between the Company and the Noteholders (as defined therein) (the “Note Purchase Agreement”) shall replace the Original Note Purchase Agreements and (ii) replace the outstanding Original Series A Notes with amended and restated notes (together with any supplemental notes issued under the Note Purchase Agreement, the “Notes”). Each holder of the Notes shall be referred to as a “Holder”.

D. The Holders have required as a condition to their agreement to enter into the First Amendment and to amend and restate the outstanding Original Series A Notes with the Notes that the Company cause each of the undersigned to enter into this Guaranty and that the Reporting Entity (as defined in the Note Purchase Agreement) cause each Affiliate (as defined in the Note Purchase Agreement) other than the Company that after the date hereof becomes an obligor under or delivers a guaranty pursuant to a Material Credit Facility (as defined in the Note Purchase Agreement) to enter into a Guaranty Supplement and the Company has agreed to cause each of the undersigned to execute this Guaranty and the Reporting Entity shall cause such additional Affiliates to execute a Guaranty Supplement, in each case in order to induce the Holders to enter into the First Amendment and amend and restate the outstanding Original Series A Notes with the Notes and thereby benefit the Reporting Entity and its Subsidiaries.

E. Each of the Guarantors will derive substantial direct and indirect benefit from the First Amendment and amendment and restatement of the outstanding Original Series A Notes with the Notes by the Holders.

Now, therefore, as required by the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, intending to be legally bound as follows:

SECTION 1. DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 2. GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.

(a) Subject to the limitation set forth in Section 2(b) hereof and to the provisions of Section 13 hereof, each Guarantor jointly and severally does hereby absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder, of all reasonable actual out of pocket costs and expenses, legal or otherwise (including attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or the Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances.

(b) The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

SECTION 3. GUARANTY OF PAYMENT AND PERFORMANCE.

This is a guaranty of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guaranties, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guaranty ceasing to be binding as a continuing security on any other of them.

SECTION 4. GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

(2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

(3) settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b) Each Guarantor hereby waives, to the fullest extent permitted by law:

(1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2) demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

(3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payment in full of the Notes and the obligations of the Company under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c) Subject to Section 13 hereof, the obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount, if any, on the Notes and all other sums due pursuant to Section 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantors:

(1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, any other Guarantors or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of any other Guarantors to execute and deliver this Guaranty or any other agreement or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

(2) any default, failure or delay, willful or otherwise, in the performance by the Company, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any other Guarantor or any other Person or in respect of the property of the Company, any other Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any other Guarantor or any other Person; or

(4) impossibility or illegality of performance on the part of the Company, any other Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreements; or

(5) in respect of the Company, any other Guarantors or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any other Guarantors or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any other Guarantors or any other Person and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency,

department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any other Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11) any merger or consolidation of the Company, any other Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any other Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, any other Guarantor or any other Person; or

(12) any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, Make-Whole Amount, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

(13) any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

(14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except pursuant to Section 13 hereof and by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d) All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note in accordance with the Note Purchase Agreement whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

(e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreement and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantors hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full (or other satisfaction agreed to by the Holders) of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall, except to the extent the Holders have received payment, promptly be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f) To the extent of any payments made under this Guaranty, each Guarantor making such payment shall have a right of contribution from the other Guarantors, but such Guarantor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the Holders for which full payment has not been made or provided for and, to that end, such Guarantor agrees not to claim or enforce any such right of contribution unless and until all of the Notes and all other sums due and payable under the Note Purchase Agreement have been fully and irrevocably paid and discharged.

(g) Each Guarantor agrees that to the extent the Company, any other Guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded, or otherwise defeased or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(h) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(i) The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Debt of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other unsecured Debt of such Guarantor.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

Each Guarantor represents and warrants to each Holder that:

(a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (if applicable), and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of the Company and its subsidiaries, taken as a whole, or

(2) the ability of such Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this Guaranty. Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and upon execution and delivery of this Guaranty and of the Note Purchase Agreement and receipt of consideration for the Note Purchase Agreement and the Notes, this Guaranty will constitute a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by-law, or any other material agreement or instrument to which such Guarantor is bound or by which such Guarantor or any of its properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor.

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Guarantor is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(e) Such Guarantor on a consolidated basis has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur or believe that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

SECTION 6. GUARANTOR COVENANTS.

From and after the date hereof and continuing so long as any amount on the Notes remains unpaid (i) each Guarantor (other than the Reporting Entity) agrees to comply with the terms and provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of the Note Purchase Agreement,

insofar as such provisions apply to such Guarantor, as if such provisions referred to such Guarantor, and (ii) the Reporting Entity agrees to comply with the terms and provisions of the Note Purchase Agreement, insofar as such provisions apply to the Reporting Entity.

SECTION 7. PAYMENTS FREE AND CLEAR OF TAXES.

Each payment by a Foreign Guarantor shall be made, under all circumstances, without reduction for, and free from and clear of, and without deduction or withholding for or because of, any and all present or future taxes, levies, imposts, duties or similar governmental assessments and charges (but not including, for the avoidance of doubt, any taxes, levies, imposts, duties or other governmental assessments or charges imposed on or measured by reference to the income, receipts or gains of the relevant Holder, or any branch profits taxes, or any taxes, levies, imposts, duties or other governmental assessments or charges imposed as a result of a present or former connection of the relevant Holder with the jurisdiction imposing such tax, levy, impost, duty or other governmental assessment or charge) imposed, levied, collected, assessed, or required to be deducted or withheld by the government of any country or jurisdiction (or any authority therein or thereof), other than the United States of America or any political subdivision or authority therein or thereof, from which payments hereunder or on or in respect of the Notes are actually made (hereinafter called “Non-U.S. Taxes”), unless such imposition, levy, collection, assessment, deduction or withholding is required by law. If a Foreign Guarantor is required by law to make any payment pursuant to this Guaranty subject to such deduction or withholding, then such Guarantor shall forthwith (a) pay over to the government or taxing authority imposing such tax the full amount required to be so deducted or withheld (including the full amount required to be deducted or withheld from or otherwise paid by such Guarantor in respect of the Tax Indemnity Amounts (as defined below)), and (b) pay each Holder such additional amounts (“Tax Indemnity Amounts”) as may be necessary in order that the net amount of every payment made to each Holder, after provision for payment of such Non-U.S. Taxes (including any required deduction, withholding or other payment of tax on or with respect to such Tax Indemnity Amounts), shall be equal to the amount which such Holder would have received had there been no deduction or withholding. Notwithstanding the provisions of this Section 7, no such Tax Indemnity Amounts shall be payable for or on account of any tax, levy, impost, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure of the Holder to complete, execute and deliver to such Guarantor any form or document to the extent applicable to such Holder that would enable such Guarantor to make payments pursuant to this Section 7 in the Guaranty without, or at a reduced rate of, deduction or withholding for taxes, levies, imposts, duties, assessments or governmental charges, which form or document shall be delivered prior to the making of any payment by such Guarantor hereunder, and in any event within twenty days of a written request therefor by such Guarantor (and any such Holder shall promptly provide such updated forms or documents in the event forms or documents previously submitted by such Holder become inaccurate or obsolete). Notwithstanding anything to the contrary herein, Tax Indemnity Amounts shall be payable pursuant to this Section 7 only to the extent that the net amount that would otherwise be received by a Holder with respect to a payment by a Foreign Guarantor pursuant to this Guaranty, after such Foreign Guarantor has deducted or withheld any Non-U.S. Taxes as required by law, is less than the net amount such Holder would have received had such payment been made by the Company on the applicable Notes.

SECTION 8. GOVERNING LAW.

(a) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE THEREIN.

(b) Each Guarantor hereby (1) irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Guaranty may be litigated in such courts, and (2) waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and (3) consents that all such service of process be made by delivery to it at the address of such Person set forth in Section 11 below or to its agent referred to below at such agent’s address set forth below (with a courtesy copy to such Guarantor at the address set forth in Section 11) and that service so made shall be deemed to be completed upon actual receipt. Each Guarantor hereby irrevocably appoints the Company, as its agent for the purpose of accepting service of any process. In the event the Company (or any successor thereto) shall in accordance with the terms of the Note Purchase Agreement be organized under the laws of any jurisdiction other than any state of the United States or the District of Columbia, each Guarantor agrees it shall irrevocably appoint CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this section shall affect the right of any Holder to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against a Guarantor or to enforce a judgment obtained in the courts of any other jurisdiction.

(c) The parties hereto waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between them arising out of, connected with, related to or incidental to the relationship established between them in connection with this Guaranty, any financing agreement, any loan party document or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related hereto. The parties hereto hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any of them may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

SECTION 9. CURRENCY OF PAYMENTS, INDEMNIFICATION.

Any payment made by a Guarantor to any Holder for the account of any such Holder in respect of any amount payable by a Guarantor shall be made in the lawful currency of the United States of America (“U.S. Dollars”). Any amount received or recovered by such Holder other than in U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of any court, or in the liquidation or dissolution of a Guarantor or otherwise) in respect of any such sum expressed to be due hereunder or under the Notes shall constitute a discharge of a Guarantor only to the extent of the amount of U.S. Dollars which such Holder is able, in accordance with normal banking procedures, to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on such date, on the first date on which it is practicable to do so). If the amount of U.S. Dollars so purchased is less than the amount of U.S. Dollars expressed to be due hereunder or under the Notes, such Guarantor agrees as a separate and independent obligation from the other obligations herein, notwithstanding any such judgment, to indemnify the Holder against the loss. If the amount of U.S. Dollars so purchased exceeds the amount of U.S. Dollars expressed to be due hereunder or under the Notes, then such Holder agrees to promptly remit such excess to such Guarantor.

SECTION 10. AMENDMENTS, WAIVERS AND CONSENTS.

(a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders; provided, that without the written consent of all of the Holders, no such waiver, modification, alteration or amendment shall be effective which will reduce the scope of the guaranty set forth in this Guaranty, amend any of the terms or provisions of Section 2 or 6 hereof or amend this Section 10. No such amendment or modification shall extend to or affect any obligation not expressly amended or modified or impair any right consequent thereon.

(b) The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(c) The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d) Any amendment or waiver consented to as provided in this Section 10 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(e) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 11. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) electronically (including by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or e-mail) or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(1) if to a Holder listed on Schedule A of the Note Purchase Agreement or such Holder’s nominee, to such Holder or such Holder’s nominee at the address specified for such communications on Schedule A, or at such other address as such Holder or such Holder’s nominee shall have specified to any Guarantor or the Company in writing,

(2) if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

(3) if to any Guarantor, to such Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreement to the attention of Corporate Treasurer, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 11 will be deemed given only when actually received. Notices and other communications sent electronically shall be deemed received on the day such notices or other communications are sent unless such notice or other communication is not sent during the normal business hours of the recipient, in which case such notice or communication shall be deemed to have been sent at the opening of business on the next business day.

SECTION 12. MISCELLANEOUS.

(a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Purchase Agreement, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

(f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 13. RELEASE.

Notwithstanding anything that may be contained herein to the contrary, the Holders agree that, in accordance with, and pursuant to the requirements of, Section 2.2(e) of the Note Purchase Agreement, this Guaranty (other than, if New Steris Limited is the Reporting Entity, with respect to New Steris Limited) shall be automatically released and discharged without the necessity of further action on the part of the Holders if, and to the extent, the corresponding guaranty given pursuant to the terms of each Material Credit Facility is released and discharged; provided that in the event the Guarantor shall again become obligated under or with respect to the previously discharged Guaranty pursuant to the terms and provisions of the Note Purchase Agreement, then the obligations of such Guarantor under this Guaranty shall be reinstated and any release thereof previously given shall be deemed null and void, and such Guaranty shall again benefit the Holders on an equal and pro rata basis. Any release by the Holders shall be deemed to have occurred concurrently with the release and discharge under the Material Credit Facilities. The Company shall promptly notify the Holders of any release of a Affiliate Guaranty pursuant to this Section 13 and shall deliver evidence of any release or discharge of a guaranty or Lien in customary form.

[Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has caused this Affiliate Guaranty to be duly executed by an authorized representative as of the date hereof.

AMERICAN STERILIZER COMPANY
INTEGRATED MEDICAL SYSTEMS INTERNATIONAL, INC.
STERIS EUROPE, INC.
STERIS INC.
UNITED STATES ENDOSCOPY GROUP, INC.

By:	/s/ Michael J. Tokich
Name:	Michael J. Tokich
Title:	President

ISOMEDIX INC.
ISOMEDIX OPERATIONS INC.

By:	/s/ Michael J. Tokich
Name:	Michael J. Tokich
Title:	Vice President and Secretary

[Signature Page to Affiliate Guaranty – 2012]

ACCEPTED AND AGREED:

STERIS CORPORATION

By:	/s/ Michael J. Tokich
Name:	Michael J. Tokich
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Affiliate Guaranty – 2012]

GUARANTY SUPPLEMENT

To the Holders of the Series A-1A Notes,

    Series A-1B Notes, Series A-2A Notes,

    Series A-2B Notes, Series A-3A Notes and

    Series A-3B Notes (each, as hereinafter

    defined) of STERIS Corporation (the “Company”)

Ladies and Gentlemen:

WHEREAS, in order to refinance certain debt and for general corporate purposes, the Company entered into those certain Note Purchase Agreements dated as of December 4, 2012 (as amended, the “Original Note Purchase Agreements”) between the Company and each of the purchasers party thereto (together with their successors and assigns, the “Original Holders”), providing for, inter alia, the issue and sale by the Company of: (a) $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the “Series A-1A Notes”), (b) $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A-1B, due December 4, 2022 (the “Series A-1B Notes”), (c) $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A-2A, due December 4, 2024 (the “Series A-2A Notes”), (d) $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A-2B, due December 4, 2024 (the “Series A-2B Notes”), (e) $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A-3A, due December 4, 2027 (the “Series A-3A Notes”), and (f) $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A-3B, due December 4, 2027 (the “Series A-3B Notes”; the Series A-1A Notes, Series A-1B Notes, Series A-2A Notes, Series A-2B Notes, Series A-3A Notes and Series A-3B Notes shall be collectively referred to herein to the “Original Series A Notes”).

WHEREAS, the Company and the Holders agreed to (i) enter into that certain First Amendment dated as of                     , 2015 to the Original Note Purchase Agreements (the “First Amendment”), pursuant to which the Amended and Restated Note Purchase Agreement dated as of                     , 2015 between the Company and the Noteholders (as defined therein) (the “Note Purchase Agreement”) shall replace the Original Note Purchase Agreements and (ii) replace the outstanding Original Series A Notes with amended and restated notes (the “Notes”). Each holder of the Notes shall be referred to as a “Holder”.

WHEREAS, as a condition precedent to the entering into the Note Purchase Agreement by the Holders, the Holders required that certain affiliates of the Company enter into an Affiliate Guaranty as security for the Notes (the “Guaranty”).

Pursuant to Section 9.7 of the Note Purchase Agreement, the Company has agreed to cause the undersigned,                     , a                      organized under the laws of                      (the “Additional Guarantor”), to join in the Guaranty. In accordance with the requirements of the Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty.

The undersigned is the duly elected                      of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.

[The Additional Guarantor hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent for the purpose of accepting service of any process within the State of New York.] [THE FOREGOING TO BE ADDED ONLY IF EACH OF THE ADDITIONAL GUARANTORS AND THE COMPANY IS A FOREIGN GUARANTOR]

Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated:             ,         .

[NAME OF ADDITIONAL GUARANTOR]

By:
Its

ACCEPTED AND AGREED:

STERIS CORPORATION

By:

Name:

Title: